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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-58911, 333-32521, and 333-88344), in the
Registration Statement on Form S-4 (File No. 33-41826), and in the Registration Statements on Form S-8 (File Nos. 333-57063, 333-42366, 333-19403, 333-76455 and 333-103543) of United States Cellular Corporation of our report dated February 3, 2003, except as to Note 17, as to which the date is March 10, 2003, relating to the consolidated financial statements of United States Cellular Corporation, which appears in the 2002 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 3, 2003, except as to Note 17, as to which the date is March 10, 2003, relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
March 19, 2003